                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[   ] Preliminary Proxy Statement       [   ]    Confidential, for use of the Commission Only (as
                                                 permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material pursuant to section 240.14a-11(c) or section 240.14a-12

                       THREE RIVERS FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         (5)  Total fee paid:
--------------------------------------------------------------------------------

 [   ]   Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

         (3) Filing Party:
--------------------------------------------------------------------------------

         (4) Date Filed:
--------------------------------------------------------------------------------

                 [THREE RIVERS FINANCIAL CORPORATION LETTERHEAD]





                                                       September 25, 1997



Dear Stockholder:

         We invite you to attend the annual meeting of the stockholders of Three Rivers Financial Corporation (the "Company"), which will be held on Wednesday, October 29, 1997, at 9:00 a.m. at the Three Rivers Community Center, 103 S. Douglas Avenue, Three Rivers, Michigan 49093 (the "Meeting").

         The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, members of the Company's management will also report on operations and other matters affecting the Company. Directors and officers of the Company, as well as a representative of our independent auditors, Crowe, Chizek and Company LLP, are expected to be present to respond to any questions that stockholders may have.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from attending the meeting and voting in person, but will assure that your vote is counted if you are unable to attend the meeting. YOUR VOTE IS VERY IMPORTANT.

         Refreshments will be available prior to the Meeting, during which time the members of the Board of Directors hope to visit with you personally.

                                                     Sincerely,

                                                     /S/ G. Richard Gatton

                                                     G. Richard Gatton
                                                     President

--------------------------------------------------------------------------------
                       THREE RIVERS FINANCIAL CORPORATION
                               123 PORTAGE AVENUE
                          THREE RIVERS, MICHIGAN 49093
                                 (616) 279-5117
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 29, 1997
--------------------------------------------------------------------------------
NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Meeting") of Three Rivers Financial Corporation (the "Company") will be held at the Three Rivers Community Center, 103 S. Douglas Avenue, Three Rivers, Michigan 49093 on Wednesday, October 29, 1997 at 9:00 a.m., local time. The Meeting is for the purpose of considering and acting upon:

         1.       The election of three directors of the Company; and

         2. The ratification of the appointment of Crowe, Chizek and Company LLP, independent certified public accountants, as the auditors of the Company for the fiscal year ending June 30, 1998.

Execution of a proxy in the form enclosed also permits the proxy holder to vote, in their discretion, upon such other matters that may come before the Meeting. As of the date of mailing, the Board of Directors is not aware of any other matters that may come before the Meeting.

Action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on September 12, 1997 as the record date for determination of the stockholders entitled to vote at the Meeting and any adjournments thereof.

EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /S/ Martha Romig

                                         Martha Romig
                                         Secretary

Three Rivers, Michigan
September 25, 1997


--------------------------------------------------------------------------------
IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                       THREE RIVERS FINANCIAL CORPORATION
                               123 PORTAGE AVENUE
                          THREE RIVERS, MICHIGAN 49093
                                 (616) 279-5117
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 29, 1997
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------
         This Proxy Statement is furnished to holders of common stock, $0.01 par value per share ("Common Stock") of Three Rivers Financial Corporation (the "Company"). Proxies are being solicited by the Board of Directors of the Company for use at the Annual Meeting of the Stockholders of the Company (the "Meeting") to be held at the Three Rivers Community Center, 103 S. Douglas Avenue, Three Rivers, Michigan 49093 on Wednesday October 29, 1997 and at any adjournments thereof. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about September 25, 1997.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------
         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company at the address of the Company shown above or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED "FOR" THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT FOR CONSIDERATION AT THE MEETING OR ANY ADJOURNMENT THEREOF. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director should the nominee be unable to serve, or for good cause, will not serve, matters incident to the conduct of the meeting, and other proposals properly brought before the Meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------
         Stockholders of record as of the close of business on September 12, 1997 (the "Voting Record Date") are entitled to one vote for each share then held on any matter that may be presented for consideration by the stockholders at the Meeting. As of the Voting Record Date, 823,540 shares of Common Stock were issued and outstanding.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

         As to the election of directors as set forth under "I - Information with Respect to Nominees for Director, Directors Continuing in Office, and Executive Officers - Election of Directors," the proxy card being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         As to the ratification of auditors as set forth under "II - Ratification of Appointment of Auditors," by checking the appropriate box, stockholders may (i) vote "FOR" the ratification, (ii) vote "AGAINST" the ratification, or (iii) vote to "ABSTAIN" from voting on ratification. Unless otherwise required by law, the ratification of auditors shall be determined by majority of the votes cast at the Meeting on the matter, in person or by proxy, without regard to either (a) broker non-votes or (b) proxies for which the "ABSTAIN" box is selected as to the matter.

         As to other matters that may properly come before the Meeting, unless otherwise required by law, the Certificate of Incorporation, or the Bylaws of the Company, a majority of those votes cast by stockholders shall be sufficient to pass on the matter.

         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"). Other than as noted below, management knows of no person or entity, including any "group" as that term is used in section 13(d)(3) of the 1934 Act, who or which is the beneficial owner of more than 5% of the outstanding shares of Common Stock on the Voting Record Date.

         Information concerning the security ownership of management is included under "I - Information with Respect to Nominees for Director, Directors Continuing in Office, and Executive Officers."


                                                                                          PERCENT OF SHARES OF
 NAME AND ADDRESS                                                 AMOUNT AND NATURE OF        COMMON STOCK
OF BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP (1)     OUTSTANDING
-------------------                                      --------------------------------- -------------------
THREE RIVERS FINANCIAL CORPORATION EMPLOYEE                             68,770(2)             8.35%
STOCK OWNERSHIP PLAN
c/o First Bankers Trust Company, Trustee
Broadway at 12th Street
Quincy, Illinois 62305-3566

JEFFREY S. HALIS                                                        85,100(3)            10.33%
TYNDALL PARTNERS, L.P.
MADISON AVENUE PARTNERS, L.P.
500 Park Avenue, Fifth Floor
New York, New York 10002

JEFFREY L. GENDELL                                                      47,600(4)             5.78%
TONTINE PARTNERS, L.P.
TONTINE FINANCIAL PARTNERS, L.P.
200 Park Avenue, Suite 3900
New York, New York  10166

SALEM INVESTMENT COUNSELORS, INC                                        59,100(5)             7.18%
P. O. Box 25427
Winston-Salem, North Carolina 27114-5427

----------------------------------
(1) Unless otherwise indicated, includes all shares held directly by the named individuals as well as in other forms of indirect ownership, over which shares the named individual effectively exercises sole voting and investment power with respect to the indicated shares.
(2) Shares held by the ESOP and allocated to participating employees will be voted by the ESOP Trustee in accordance with instructions by such employees. The ESOP Trustee will not vote allocated shares for which no timely direction is received and will vote unallocated shares in accordance with the direction of the ESOP Committee. See "Compensation of Directors and Executive Officers Benefits - Employee Stock Ownership Plan."


                                        (Footnotes continued on next page)

(Footnotes continued from previous page)

(3) Based on a Schedule 13D dated September 7, 1995, as amended on October 18, 1995 and October 31, 1995, Jeffrey S. Halis has sole voting and dispositive power with respect to these shares as he is the general partner of Halo Capital Partners, L.P. which is the general partner of Tyndall Partners, L.P. and Madison Avenue Partners, L.P.
(4) Based on a Schedule 13D filed as of April 14, 1997. Jeffrey L Gendell has shared voting and dispositive power with respect to these shares.
     Mr. Gendell serves as the managing member of Tontine Management, L.L.C. which is the general partner of Tontine Partners, L.P. and Tontine Financial Partners, L.P.
(5)  Based on a Schedule 13G filed as of April 24, 1997.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------
     The Common Stock is registered with the SEC pursuant to Section 12(b) of the 1934 Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. Based on the Company's review of such ownership reports, to the Company's knowledge, no officer, director, or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis for the fiscal year ended June 30, 1997.

--------------------------------------------------------------------------------
             I - INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
             DIRECTORS CONTINUING IN OFFICE, AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

ELECTION OF DIRECTORS

     The Company currently has seven directors serving on its Board. The Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a term of three years, with approximately one-third of the directors elected annually. Three directors will be elected at the Meeting to serve for three-year terms or until their respective successors are duly elected and qualified.

     The following table sets forth for the nominees and the directors continuing in office, such individual's name, age, the year the nominee first became a director of the Company, and the number of shares and percentage of the Common Stock beneficially owned. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

                                                                                                Shares of
Name of Individual or                             Year First             Current               Common Stock
Number of Persons in                              Elected or             Term to               Beneficially          Percent
Group                             Age (1)        Appointed (2)           Expire                Owned (3)(4)         of Class
-----------------------------  ------------  ---------------------  -----------------  ---------------------       ----------

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2000
G. Verglea Gotfryd                  69               1989                 1997                    6,110  (5)            0.74%
Thomas O. Monroe, Sr.               73               1982                 1997                    8,810  (6)            1.07%
Stephen R. Olson                    54               1983                 1997                   11,390  (7)            1.38%

DIRECTORS CONTINUING IN OFFICE
Philip Halverson                    76               1968                 1998                    1,910  (8)            0.23%
John A. Mathews                     74               1974                 1998                    5,910  (9)            0.72%
Larry A. Clark                      56               1989                 1999                     5,910(10)            0.72%
G. Richard Gatton                   54               1990                 1999                    18,039(11)            2.19%

All directors and executive officers                                                              74,857(12)            9.09%
as a group (10 persons)

                                                   (Footnotes on following page)

(Footnotes from previous page)
-------------
(1)  As of June 30, 1997.
(2) Refers to the earlier of the year the individual became a director of the Company or the Bank. All directors of the Bank became directors of the Company upon its formation in April 1995.
(3)  As of the Voting Record Date.
(4) Unless otherwise indicated, includes all shares held directly by the named individuals as well as by spouses, minor children in trust, and other forms of indirect ownership, over which shares the named individual effectively exercises sole voting and investment power with respect to the indicated shares. Excludes 56,163 unallocated shares of Common Stock held under the ESOP for which such individuals may serve as a member of the ESOP Committee. Excludes 28,545 unvested shares of Common Stock held by the Company's Recognition and Retention Plan and Trust ("RRP") for which such individuals may serve as a member of the RRP Committee or Trustee Committee. Such individuals disclaim beneficial ownership with respect to such shares held in a fiduciary capacity. See "Director and Executive Officer Compensation - Benefits - Employee Stock Ownership Plan" and "- Recognition and Retention Plan and Trust."
(5) Includes 650 shares of Common Stock subject to options exercisable within 60 days of the Voting Record Date. Also, includes 5,460 shares of Common Stock for which Ms. Gotfryd shares voting or dispositive power with her son.
(6) Includes 650 shares of Common Stock subject to options exercisable within 60 days of the Voting Record Date. Also includes 500 shares of Common Stock owned by the spouse of Mr. Monroe for which Mr. Monroe has no voting or dispositive power and which Mr. Monroe disclaims beneficial ownership.
(7) Includes 650 shares of Common Stock subject to options exercisable within 60 days of the Voting Record Date. Also, includes 3,820 shares of Common Stock for which Mr. Olson shares voting or dispositive power with his spouse and 560 shares of Common Stock owned by the spouse of Mr. Olson for which Mr. Olson has no voting or dispositive power and which Mr. Olson disclaims beneficial ownership
(8) Includes 650 shares of Common Stock subject to options exercisable within 60 days of the Voting Record Date. Also, includes 1,000 shares of Common Stock for which Mr. Halverson shares voting or dispositive power with his spouse.
(9) Includes 650 shares of Common Stock subject to options exercisable within 60 days of the Voting Record Date. Also, includes 5,000 shares of Common Stock for which Mr. Mathews shares voting or dispositive power with his spouse.
(10) Includes 650 shares of Common Stock subject to options exercisable within 60 days of the Voting Record Date.
(11) Includes 3,000 shares of Common Stock subject to options exercisable within 60 days of the Voting Record Date. Also, includes 8,860 shares of Common Stock for which Mr. Gatton shares voting or dispositive power with his spouse.
(12) Includes 11,360 shares of Common Stock subject to options exercisable within 60 days of the Voting Record Date.


EXECUTIVE OFFICERS

         The individuals set forth below hold the offices in the Company set forth opposite their names.

Name                                    Age (1)          Position Held with the Company
-------------------                    --------     ----------------------------------------------
G. Richard Gatton                         54        President, Chief Executive Officer, and Director
Martha Romig                              58        Senior Vice President, Secretary, Treasurer, and Chief
                                                    Financial Officer

------------------
(1)      As of June 30, 1997.


         The Executive Officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation, or removal by the Board of Directors.

BIOGRAPHICAL INFORMATION

         The principal occupation during the past five years of each director, nominee for director, and executive officer is set forth below. All directors, nominees, and executive officers have held their present positions for at least five years, unless otherwise stated.

         LARRY A. CLARK is currently employed by Tom Miller Pontiac Honda GMC. From 1963 until his retirement in 1994, Mr. Clark was employed by GTE Corporation, an independent telephone company. Mr.

Clark last served as Manager--Administrative Support in GTE's Muskegon, Michigan regional office. Mr. Clark also serves as vice president of Senior Services, a community based provider of services to senior citizens.

         G. RICHARD GATTON has served as President, Chief Executive Officer, and a director of the Bank since December 1990. From September 1988 to December
1990, Mr. Gatton served as President and Chief Executive Officer of First National Bank of Wabash, Indiana. Mr. Gatton has been involved in the banking industry since 1966. He also serves as President and a director of Alpha Financial, Inc. ("Alpha Financial"), a subsidiary of the Bank.

         G. VERGLEA GOTFRYD is an independent life insurance agent licensed in the State of Michigan. From 1949 to 1990, Ms. Gotfryd was associated with the Paul F. Noecker Insurance Agency, serving in various capacities during that time, including manager and owner. Ms. Gotfryd also serves on the board of directors of the Three Rivers Area Hospital.

         PHILIP HALVERSON is the former owner of Halverson Chapel, a funeral home located in Three Rivers, Michigan, which he founded in 1949. Mr. Halverson also serves on the board of directors of Three Rivers Area Foundation, a charitable foundation.

         JOHN A. MATHEWS practiced optometry with the Mathews Eye Clinic in Three Rivers, Michigan for 38 years until his retirement in 1988. Mr. Mathews also serves as a director and vice president of Alpha Financial.

         THOMAS O. MONROE, SR. currently serves as Chairman Emeritus and a member of the board of directors of Johnson Corporation, a manufacturer of steam valves and other steam specialties. From 1986 through 1991, Mr. Monroe served as president of Johnson Corporation and has held a variety of positions with that company since 1947. Mr. Monroe also serves on the boards of directors of Camp Wakeshma and the local American Red Cross.

         STEPHEN R. OLSON has served as Manager of Morton Buildings, Inc., a construction company located in Three Rivers, Michigan, since 1970. Mr. Olson is also on the board of directors of Camp Wakeshma, a non-profit summer youth camp.

         MARTHA ROMIG has been employed by the Bank since 1970. She currently serves as Senior Vice President, Secretary, Treasurer, and Chief Financial Officer of the Company and the Bank. She also serves as a director and Secretary/Treasurer of Alpha Financial.

NOMINATIONS FOR DIRECTORS

         Generally, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors. All nominations made by any stockholder must be made by giving written notice to the Company's Secretary not less than 30 nor more than 60 days prior to the meeting date; if less than 40 days notice of the meeting is given to stockholders, such written notice shall be delivered to the Secretary no later than the tenth day following the day on which notice of the meeting was mailed. Notice given by a stockholder must set forth (i) the name, age, business address and, if known, residence address of each proposed nominee; (ii) the nominee's principal occupation; and (iii) the number of shares of Common Stock owned by the nominee. In addition, a stockholder making such a nomination must promptly provide any additional information the Company may reasonably request. No person may be elected as a director of the Company unless the person is nominated in accordance with the procedure set forth in the Certificate of Incorporation or the Board of Directors has waived such procedure.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company conducts its business through meetings of the Board and through activities of the committees of the Board. During the fiscal year ended June 30, 1997, the Board of Directors held eight regular meetings and one special meeting. No director attended fewer than 75% of the total meetings of the Board or committees on which such director served during the fiscal year ended June 30, 1997.

         The Company's Nominating Committee consists of three directors appointed annually by the Chairman of the Board to nominate persons for election as directors at the Company's Annual Meeting. Directors G. Richard Gatton, Stephen R. Olson, and G. Verglea Gotfryd currently serve on such committee. The Nominating Committee of the Company held one meeting during the fiscal year ended June 30, 1997.

         The Company's Audit Committee examines and approves the audit report prepared by the independent auditors of the Company, reviews the independent auditors to be engaged by the Company and reviews the internal audit function and internal accounting controls. The current members of the Audit Committee are Directors Larry A. Clark, Thomas O. Monroe, Sr. and Stephen R. Olson. The Audit Committee also meets as needed with the Company's independent auditors to review the Company's accounting and financial reporting policies and practices. The Audit Committee of the Company held two meetings during the fiscal year ended June 30, 1997.

         The Company does not have a compensation committee. The Bank's Personnel and Compensation Committee, consisting of Directors Larry A. Clark, G. Verglea Gotfryd, Philip Halverson, and Stephen R. Olson, performs the functions of the compensation committee on behalf of the Company, the Bank, and its subsidiary. The Personnel and Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees and recommend changes and to evaluate employee morale. The Personnel and Compensation Committee held one meeting during the fiscal year ended June 30, 1997.

--------------------------------------------------------------------------------
                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

DIRECTOR COMPENSATION

         Each non-employee director of the Company receives $300 per quarter for meetings of the Board of Directors of the Company. Each non-employee director of the Bank receives a retainer of $3,000 per year plus $200 per monthly Board meeting attended and $250 for attendance at the annual meeting of the Board of Directors of the Bank. Fees paid to all directors totaled $42,050 for the fiscal year ended June 30, 1997.

         Directors are also eligible to receive options to purchase Common Stock pursuant to the Company's Stock Option and Incentive Plan.
See "- Benefits - Stock Option and Incentive Plan."

EXECUTIVE OFFICER COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the name and compensation of the Chief Executive Officer of the Company for the fiscal years ended June 30, 1997, 1996, and 1995. No other executive officer received a salary and bonus in excess of $100,000 during the fiscal years ended June 30, 1997, 1996, and 1995. All compensation was paid by the Bank.

                                                                                                Long term
                                        Annual Compensation                                     Compensation
                               ------------------------------------------------     -------------------------------
                                                                   Other            Restricted       Securities
                                                                   annual             Stock          Underlying      All other
Name and principal position    Year      Salary      Bonus      Compensation(1)     Award($)(2)     Options (#)(3)   Compensation
---------------------------    ----      ------      -----      ---------------     -----------     ---------------  -------------
G. Richard Gatton              1997      $92,708     $14,000         --                 --               --           $21,550(4)
  President, Chief Executive
  Officer, and Director
                               1996      $89,059     $17,500         --               $82,150          15,000         $14,931(5)
                               1995      $83,192     $17,500         --                 --               --           $   582

------------------
(1)      For the fiscal years ended June 30, 1997, 1996, and 1995, there were no
         (a) perquisites over the lesser of $50,000 or 10% of any of Mr. Gatton's total salary and bonus; (b) payments of above-market preferential earnings on deferred compensation; (c) tax payment reimbursements; or (d) preferential discounts on stock.
(2) Represents the dollar value of the award of Common Stock (calculated by multiplying $13.25 per share, the average of the bid and ask price of the Company's unrestricted stock on the date of grant, by 6,200 shares, the number of shares of restricted stock awarded) under the RRP. Dividends received on the RRP shares are held in arrears until the restricted stock becomes vested. At June 30, 1997, the RRP held shares of Common Stock subject to forfeiture for the benefit of Mr. Gatton with a fair market value of $80,600 (calculated by multiplying $16.25 per share, the average of the bid and ask price of the Company's unrestricted stock on June 30, 1997, by 4,960 shares, the number of shares of Common Stock that remain restricted).
(3) By their terms, options vest at a rate of 20% per year beginning on the one year anniversary date of the grant.
(4) Represents $2,781 contributed to the Bank's 401(k) plan for the account of Mr. Gatton and the value of 1,155 shares of Common Stock allocated to Mr. Gatton's ESOP account for the fiscal year ended June 30, 1997.
(5) Represents $2,667 contributed to the Bank's 401(k) plan for the account of Mr. Gatton and the value of 935 shares of Common Stock allocated to Mr. Gatton's ESOP account for the fiscal year ended June 30, 1996.

         EMPLOYMENT AGREEMENT. The Bank entered into an employment agreement on August 23, 1995 (the "Employment Agreement") with G. Richard Gatton, President and Chief Executive Officer of the Company and the Bank. The Employment Agreement provides for a term of three years, with an annual base salary payable by the Bank in the amount of $93,200. On each anniversary date of the Employment Agreement, the term of the Employment Agreement may be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of Mr. Gatton has met the required performance standards and that such Employment Agreement should be extended. Unless the Employment Agreement is not renewed by the Board, the Employment Agreement will terminate automatically upon Mr. Gatton attaining age 65, except that any vested rights will not be affected.

         The Employment Agreement will terminate upon the Executive's death and is terminable by the Bank for "just cause" as defined in the Employment Agreement. In the event of termination for just cause, no severance benefits are available. If the Company or the Bank terminates Mr. Gatton without just cause, Mr. Gatton will be entitled to a continuation of his salary and benefits for the remaining term of the Employment Agreement. If his employment is terminated due to "disability" (as defined in the Employment Agreement), Mr. Gatton will receive compensation for a period of two years or the remaining term of the Employment Agreement, whichever is longer. Mr. Gatton may voluntarily terminate his Employment Agreement by providing 60 days written notice to the Boards of Directors of the Bank and the Company, in which case Mr. Gatton is entitled to receive only his compensation and benefits up to the date of termination, except that any vested rights will not be affected.

         The Employment Agreement contains provisions stating that in the event of Mr. Gatton's involuntary termination of employment in connection with, or within one year after, any change in control of the Bank or the Company, other than for "just cause," Mr. Gatton will be paid an amount equal to the difference between (i) 2.99 times his "base compensation," as defined in OTS Regulatory Bulletin 27a, and (ii) the sum of any other parachute payments, as defined under
Section 280G(b)(2) of the Internal Revenue Code, that Mr. Gatton receives on account of the change in control. The Employment Agreement also provides for a similar lump sum payment to be made in the event of the Mr. Gatton's voluntary termination of employment within one year following a change in control, upon the occurrence of, or within 90 days thereafter, certain specified events following the change in control. The aggregate payments that would be made to Mr. Gatton assuming his termination of employment under the foregoing circumstances at June 30, 1997 would have been approximately $327,000.

         These provisions may tend to discourage a non-negotiated takeover attempt of the Company due to the increased expenses arising out of a change in ownership or control of the Company.

         CHANGE IN CONTROL SEVERANCE AGREEMENTS. The Company and the Bank entered into severance agreements on August 23, 1995 (the "Severance Agreements") with two executive officers of the Bank and the Company. The Severance Agreements will terminate on the earlier of (a) two years after their effective date, and (b) the date on which the officer terminates employment with the Company or the Bank, provided that his or her rights under the Severance Agreements will continue following termination of employment if the Severance Agreements were in effect at the date of the change in control. On each anniversary date from the date of commencement of the Severance Agreements, the term of the Severance Agreements may be extended for additional one year periods beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the officer has met the required performance standards and that such Severance Agreements should be extended. Unless the Severance Agreements are not renewed by the Board, each Severance Agreement will terminate automatically upon the officer attaining age 65, except that any vested rights will not be affected.

         The Severance Agreements contain provisions similar to those provisions of the Employment Agreement that provide severance benefits under certain circumstances following a change in control, except that the officers would be entitled to receive two times their respective base compensation in such event. The aggregate payments that would be made pursuant to the Severance Agreements, assuming termination of employment under the foregoing circumstances at June 30, 1997, would have been approximately $207,000.

         These provisions may tend to discourage a non-negotiated takeover attempt of the Company due to the increased expenses arising out of a change in ownership or control of the Company.

BENEFITS

         401(K) PLAN. Effective April 1, 1995, the Bank established a 401(k) plan for all eligible employees. To be eligible, an employee must attain age 21 and complete one year of service with the Bank. Annual contributions to the plan are made at the discretion of the Bank's Board of Directors under a formula provided in the plan based upon each employee's salary. Contributions are allocated among employee members of the plan who were in the employ of the Bank on the last day of the plan year and who have at least 1,000 hours of service during the plan year. Participants may elect to contribute to the plan between 1% and 10% of their base salary, which contributions may be matched by the Bank.

         Contributions by the Bank vest over a six year period commencing at the end of the second full year of plan membership as to 20% of the Bank's contribution and rising 20% a year to 100% at the end of the sixth full year of plan membership. If a participant's employment is terminated for any reason, the participant is entitled only to the vested portion, if any, of his or her account.

         PENSION PLAN. Effective December 1, 1994, the Bank became a participating employer in a multi-employer pension plan sponsored by the Financial Institutions Retirement Fund (the "Pension Plan"). The terms of the Pension Plan as it relates to the Bank were determined in March 1995. All full-time employees of the Bank are eligible to participate after one year of service and attainment of age 21. A qualifying employee becomes fully vested in the Pension Plan upon completion of five years of service or upon attainment of the normal retirement age of 65. The Pension Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended.

         The Pension Plan provides for monthly payments to each participating employee at normal retirement age. The annual allowance payable under the Pension Plan is based on an integrated fixed percentage formula which uses the highest five consecutive years' average salary. A participant who is vested in the Pension Plan may take an early retirement and elect to receive a reduced monthly benefit beginning at age 55. The Pension Plan also provides for payments in the event of disability or death. At June 30, 1997, G. Richard Gatton had six years of credited service under the Pension Plan. If Mr. Gatton were to have retired as of June 30, 1997, Mr. Gatton would be entitled to a pension payment of $1,106 per month beginning upon his attainment of age 65.

         EMPLOYEE STOCK OWNERSHIP PLAN. In August 1995, the Bank's Board of Directors adopted an ESOP for the exclusive benefit of participating employees. Participating employees are all employees of the Company, the Bank, and their subsidiaries who have attained age 21 and completed one year of service with the Company. The ESOP received a favorable determination letter from the IRS as to the tax-qualified status of the ESOP, subject to certain minor changes to the ESOP.

         The ESOP is funded by contributions made by the Company or the Bank in cash or shares of Common Stock. The ESOP borrowed $687,700 from the Company to purchase 68,770 shares of the Common Stock from the Bank in connection with the Bank's conversion from mutual to stock form. This loan is secured by the shares of Common Stock purchased and earnings thereon. Shares purchased with such loan proceeds are held in a suspense account for allocation among participants as the loan is repaid over a period of 10 years. The ESOP expense for the fiscal years ended June 30, 1997 and 1996, was $95,729 and $72,052, respectively. At June 30, 1997, 12,607 shares of Common Stock had been allocated to participants under the ESOP.

         Contributions to the ESOP and shares released from the suspense account are allocated among accounts of participants on the basis of their annual wages, plus any amounts withheld under a plan qualified under Sections 125 or 401(k) of the Code and sponsored by the Company or the Bank. Dividends paid on allocated shares may be used as repayment on the ESOP loan, credited to participant accounts within the ESOP, or paid to participants. Dividends on unallocated shares are expected to be used to repay the ESOP loan.

         The Company has appointed Directors Larry A. Clark, G. Verglea Gotfryd and Stephen R. Olson to serve on the ESOP Committee which administers the day-to-day operations of the ESOP. First Bankers Trust Company, N.A. serves as trustee of the ESOP (the "ESOP Trustee"). The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. The ESOP Trustee will not vote allocated shares for which no timely direction is received and will vote unallocated shares in accordance with the direction of the ESOP Committee.

         STOCK OPTION PLANS. In April 1996, the Company's Board of Directors adopted, and the stockholders approved, the Company's Stock Option and Incentive Plan (the "Option Plan"). The purpose of the Option Plan is to provide additional incentive to directors and key employees by facilitating their purchase of the Common Stock or comparable ownership interest in the Company. The Option Plan provides for a term of 10 years from the date of its approval by the Company's stockholders, after which no awards may be made, unless the plan is earlier terminated by the Board of Directors of the Company. Under the Option Plan, 85,962 shares of Common Stock are reserved for issuance by the Company, in the form of newly-issued or treasury shares, upon exercise of stock options or stock appreciation rights. Options granted under the Option Plan are either incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to Section 422 of the Code and that do not result in tax deductions to the Company unless participants fail to comply with Section 422 of the Code) and options that do not so qualify.

         The Option Plan is administered by a committee consisting of Directors Larry A. Clark, G. Verglea Gotfryd and Stephen R. Olson (the "Option Committee"). The Option Committee will select the employees to whom awards are to be granted, the number of shares to be subject to such awards, and the terms and conditions of such awards (provided that any discretion exercised by the Option Committee must be consistent with resolutions adopted by the Board of Directors and the terms of the Option Plan).

         During the fiscal year ended June 30, 1997, no options were granted or exercised under the Option Plan. As of June 30, 1997, options to purchase 58,500 shares had been granted and are outstanding.

         The following table sets forth certain information concerning stock option exercises during the fiscal year ended June 30, 1997 and unexercised options held at such date for the person named in the Summary Compensation Table.

         AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED JUNE 30, 1997
                            AND FY-END OPTION VALUES


                                                                                                                Value of
                                                                            Number of                          unexercised
                                  Shares                                   unexercised                        in-the-money
                                 acquired             Value             options at FY-End                  options at FY-end
Name                            on exercise         realized         exercisable/unexercisable         exercisable/unexercisable (1)
--------------------------   ----------------   -----------------   -------------------------------   ------------------------------
G. Richard Gatton                  -0-                $-0-                  3,000 / 12,000                     $9,000 / $36,000

---------------
(1) The value of unexercised in-the-money options is the difference between $16.25, the average of the bid and asked price of the Common Stock on June 30, 1997, and $13.25, the exercise price of the options, multiplied by 15,000 share, the number of shares subject to the options.

         RECOGNITION AND RETENTION PLAN AND TRUST. In April 1996, the Company's Board of Directors adopted, and the stockholders approved, the RRP as a means of providing the directors and employees of the Bank and the Company with an ownership interest in the Company in a manner designed to encourage such persons to continue their service with the Bank and the Company. Directors Larry A. Clark, G. Verglea Gotfryd and Stephen R. Olson serve as trustees of the RRP. In June 1996, the RRP acquired 34,385 shares of Common Stock in the open market. For the fiscal year ended June 30, 1997, no grants of restricted stock were made pursuant to the RRP.

         Awards are nontransferable and nonassignable, and during the lifetime of the recipient can only be earned by and made to him or her. The shares which are subject to an award vest and are earned by the recipient at a rate of 20% of the shares awarded at the end of each full 12 months of service with the Bank after the date of grant of the award. Awards are adjusted for capital changes such as stock dividends and stock splits. Awards will be 100% vested upon termination of employment or service due to death or disability. If employment or service were to terminate for other reasons, the recipient's nonvested awards will be forfeited. If employment or service is terminated for cause (as defined in the RRP), or if conduct would have justified termination or removal for cause, shares not already delivered under the RRP, whether or not vested, could be forfeited by resolution of the Board of Directors of the Company.

         When shares become vested and could actually be distributed in accordance with the RRP, the participants would also receive amounts equal to accrued dividends and other earnings or distributions payable with respect thereto. Prior to vesting, recipients of awards could direct the voting of the shares allocated to them. Allocated shares and shares for which no instructions were received would be voted by the Trustee of the RRP in the same proportion as the shares that had been awarded and vested were voted.

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

         The Bank, like many financial institutions, has followed a policy of granting various types of loans to its officers and directors. The loans made to such persons: (a) were made in the ordinary course of business; (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers of the Bank; and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. All loans by the Bank to its officers and directors are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank. Recent legislation permits savings institutions to make loans to executive officers, trustees, and principal stockholders ("Insiders") on preferential terms, provided the extension of credit is made pursuant to a benefit or compensation program of the Bank that is widely available to employees of the Company or its affiliates and does not give preference to any Insider over other employees of the Company or affiliates. Loans to officers and employees of the Company, and their affiliates, amounted to approximately $1.2 million, or 9.4% of the stockholders' equity at June 30, 1997.

--------------------------------------------------------------------------------
                  II - RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

         The Board of Directors has approved to renew the Company's arrangements with Crowe, Chizek and Company LLP to be its auditors for the fiscal year ending June 30, 1998, subject to ratification by the stockholders. A proposal to ratify the appointment of Crowe, Chizek and Company LLP for the fiscal year ending June 30, 1998 will be presented to the Company's stockholders at the Meeting. Representatives of Crowe, Chizek and Company LLP are expected to be present at the Meeting and available to respond to questions. The representatives will also be provided an opportunity to make a statement, if they desire.

         The ratification of the appointment of the Company's auditors must be approved by a majority of the votes cast by the stockholders of the Company, in person or by proxy, at the Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE AUDITORS OF THE COMPANY.

--------------------------------------------------------------------------------
                                  ANNUAL REPORT
--------------------------------------------------------------------------------

         Upon the written request, the Company will provide without charge to any stockholder solicited hereby a copy of its Annual Securities Report on Form 10-KSB for the fiscal year ended June 30, 1997 filed with the SEC. Requests should be directed to the Secretary of the Company, 123 Portage Avenue, Three Rivers, Michigan 49093. The Annual Securities Report on Form 10-KSB is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

         The Annual Report to Stockholders for the fiscal year ended June 30, 1997, including the financial statements, accompanies this Proxy Statement. Any stockholder who has not received a copy of the Annual Report to Stockholders may obtain a copy by writing to the Secretary of the Company. The Annual Report to Stockholders is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any other matters to be presented for action by stockholders at the Meeting. If, however, any other matters not now known are properly brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be considered for inclusion in the Company's proxy materials for the Annual Meeting of Stockholders for the fiscal year ending June 30, 1998, any stockholder proposal to take action at such meeting must be received at the main office of the Company at 123 Portage Avenue, Three Rivers, Michigan 49093 no later than May 30, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The costs of this proxy solicitation will be paid by the Company. To the extent necessary, proxies may be solicited by personnel of the Company in person or by telephone, telegram, or other means. Company personnel will not receive any additional compensation for solicitation of proxies unless such solicitation requires such persons to work overtime. If deemed necessary, the Company may retain a proxy solicitation firm. The Company will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred therewith.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /S/ Martha Romig

                                             MARTHA ROMIG
                                             SECRETARY
September 25, 1997

                                                                    ANNEX A
                                 REVOCABLE PROXY

                       THREE RIVERS FINANCIAL CORPORATION


         This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on October 29, 1997 (the "Meeting").

         The undersigned hereby appoints the Board of Directors of Three Rivers Financial Corporation (the "Company"), or its designee, with the power of substitution, to act as attorneys and proxies for the undersigned, to represent and to vote, as designated below, all shares of Common Stock of the Company, which the undersigned is entitled to vote at the Meeting and at any adjournment thereof.

             THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1 AND 2.



                                                       FOR            WITHHELD

1.        The election as directors of all nominees
          listed below:                                / /               / /

          G. VERGLEA GOTFRYD
          THOMAS O. MONROE, SR.
          STEPHEN R. OLSON

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided below.


                                                                     FOR             AGAINST          ABSTAIN
                                                                     ---             -------          -------
2.        The ratification of the appointment of Crowe,
          Chizek and Company LLP as independent
          auditors of Three Rivers Financial Corporation
          for the fiscal year ending June 30, 1998.                  / /               / /              / /

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Meeting.

         Should the signatory(ies) be present and elects to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of such person's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The signatory(ies) may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

         The signatory(ies) acknowledge(s) receipt from the Company prior to the execution of this proxy of Notice of the Meeting and a Proxy Statement dated September 25, 1997.


                                                     Please check here if you
Dated:                , 199                    / /   plan to attend the Meeting.
       ---------------     --




                                                     ------------------------
                                                     SIGNATURE OF STOCKHOLDER



                                                     ------------------------
                                                     SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------